Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No.1, of our report dated August 9, 2013, relating to the balance sheet of Global Defense & National Security Systems, Inc. (a development stage company) as of July 19, 2013, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from July 3, 2013 (inception) to July 19, 2013, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein Kass

New York, New York

October 1, 2013